EXHIBIT 24.1

POWER OF ATTORNEY

Each of the undersigned directors of PDF Solutions, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints John K. Kibarian and Christine Russell, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in his or her capacity as a director, to execute a Registration Statement or Registration Statements on Form S-8 under the Securities Act of 1933, as amended, relating to 3,832,635 shares of Common Stock that are issuable under the PDF Solutions, Inc. Fifth Amended and Restated 2011 Stock Incentive Plan (the “Plan”) and any and all amendments (including post-effective amendments) to such Registration Statements, and to file such Registration Statements and any and all amendments thereto, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes, as he or she might or could do in person, and ratify and confirm all that such attorneys-in-fact or their substitutes may lawfully do or cause to be done by virtue hereof, and hereby consents to such registration of the shares and the issuance thereof pursuant to the terms of the Plan. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and indicated on the dates below.

Signature	Title	Date

/s/ John Kibarian	Director, President and Chief Executive Officer (principal executive officer)	August 6, 2019
John K. Kibarian

/s/ Joseph Bronson	Lead Independent Director	August 6, 2019
Joseph R. Bronson

/s/ Nancy Erba	Director	August 6, 2019
Nancy Erba

/s/ Michael B. Gustafson	Director	August 6, 2019
Michael B. Gustafson

/s/ Marco Iansiti	Director	August 6, 2019
Marco Iansiti

/s/ Kimon Michaels	Director	August 6, 2019
Kimon W. Michaels

/s/ Gerald Z. Yin	Director	August 6, 2019
Gerald Z. Yin

/s/ Shuo Zhang	Director	August 6, 2019
Shuo Zhang